EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

PITTSBURGH, July 23, 2014 - TriState Capital Holdings, Inc. (NASDAQ: TSC) today reported growing loans, deposits, fee income and pre-tax pre-provision net revenue for the second quarter ended June 30, 2014.

The holding company for TriState Capital Bank and Chartwell Investment Partners, Inc. reported net income of $514,000 in the second quarter of 2014, compared to $4.6 million in the first quarter of 2014 and $3.9 million in the second quarter of 2013. Diluted earnings per share were $0.02 in the second quarter of 2014, compared to $0.16 in the first quarter of 2014 and $0.15 in the second quarter of last year.

Loan loss provision expense was $9.1 million in the second quarter of 2014, compared to $608,000 in the linked quarter and $671,000 in the second quarter of last year. $6.8 million of the provision was driven by the impact of $5.5 million in charge-offs, of which $4.6 million was related to a single nonperforming commercial and industrial (C&I) loan. The balance of $2.3 was million related to growth of the loan portfolio and to loans that were downgraded during the quarter.

“While strong overall credit quality has remained the rule for the profitable, double-digit growth of our loan book, we’ve periodically seen short-term volatility in provision expense, which on an annual basis has tracked to historical levels,” Chief Executive Officer James F. Getz said. “We continue to enhance monitoring of the portion of our loan book comprised of shared national credits through executive oversight, quality portfolio management and criteria based on conservative leverage ratios, collateral, management, profitability, industry and cash flows. While we are not pleased with the provision expense in the quarter, we are pleased with many other aspects of the bank’s operations, as reflected in the record pre-tax, pre-provision net revenue we achieved. Our increasingly diverse sources of revenue from our middle-market commercial and industrial loans, commercial real estate lending, private banking channel lending and investment management services businesses performed well in the quarter and provide strength to our results and balance sheet growth in a cyclically slow growth period. We continue to drive robust growth in lending, deposit gathering and revenue and maintain underwriting standards that support the credit quality of our portfolio.”

SECOND QUARTER 2014 HIGHLIGHTS

•	Pre-tax, pre-provision net revenue grew by 41.7%, from the linked first quarter of 2014, enhanced by strength in non-interest income, which more than doubled.

•	Total loans of $2.2 billion at period end grew 56.9%, annualized, from March 31, 2014 and 27.1% from June 30, 2013.

•	Overall asset quality was maintained at June 30, 2014, with non-performing assets (NPAs) to total assets of 1.08% and allowance for loan losses to total loans of 1.04%.

•
Investment management fees from Chartwell grew to $7.5 million, reflecting the first full quarter of results for Chartwell as compared to one month in the linked quarter. On a comparable basis, investment management fee income for Chartwell grew 2.4%, or 9.6% annualized, from the linked quarter.

SECOND QUARTER 2014 RESULTS
TriState Capital’s second quarter 2014 net interest income of $16.0 million compared to $15.9 million in the linked first quarter and $15.3 million in the year-ago second quarter of 2013. Second quarter 2014 net interest income reflects substantial loan growth in the period, in particular the rate of expansion of TriState Capital’s private banking channel portfolio, which grew $274.1 million or 45.5% from the linked quarter, including $220 million of marketable securities-backed loans acquired from a single financial intermediary in April. Excluding the acquired loans, annualized total loan growth was 11.3% from March 31, 2014 and 14.4% from June 30, 2013.

EXHIBIT 99

Net interest margin (NIM) was 2.55% in the second quarter of 2014, compared to 2.86% in the first quarter of 2014 and 2.91% in the second quarter of last year. The most significant factor driving NIM compression has been TriState Capital’s shift toward lower-risk assets, most notably the marketable-securities-backed private banking loan portfolio that the bank has made its fastest growing channel. Consistent with pricing in the bank’s legacy private banking portfolio, acquired marketable securities-backed loans carried an average yield of 2.25%. In addition, higher than anticipated cash balances continued throughout the quarter in order to develop long-term deposit relationships.

Non-interest income for the second quarter of 2014 grew over 100% to $9.1 million, reflecting the first full quarter of investment management revenue contribution from the Chartwell investment management subsidiary acquired by TriState Capital in early March. Non-interest income was $4.5 million in the first quarter of 2014, reflecting about a month of Chartwell revenue and a $1 million pre-tax gain on the sale of fixed rate investment securities available-for-sale. Non-interest income was $1.3 million in the year-ago quarter.

Non-interest expense also reflects the first full quarter of costs associated with Chartwell’s operations. Non-interest expense of $15.5 million, or 2.34% of average assets on an annualized basis, in the second quarter of 2014 compared to $12.8 million, or 2.22%, in the linked quarter and $10.0 million, or 1.84%, in the year-ago quarter.

The second quarter 2014 efficiency ratio, as adjusted, for the bank was 57.32%, compared to 64.11% in the linked quarter and 60.04% in the year-ago quarter.

Total revenue grew to $24.7 million in the second quarter of 2014, an increase of 28.0% over $19.3 million in the first quarter of 2014 and 49.2% over $16.6 million in the year-ago quarter.

Pre-tax, pre-provision net revenue was $9.3 million in the second quarter of 2014, compared to $6.5 million in the linked quarter and $6.6 million in the year-ago quarter.

ASSET QUALITY
TriState Capital’s second quarter provision expense was $9.1 million, an increase of $8.5 million from the linked quarter. Second quarter provision expense was impacted by $5.5 million in charge-offs, which increased provision expense by approximately $6.8 million. The $2.3 million balance of provision expense for the second quarter included $1.9 million for loans that were downgraded and $0.4 million for growth in the private banking and commercial real estate loan portfolios.

Second quarter charge-offs of $5.5 million included $4.6 million associated with swift deterioration in a shared national credit (SNC) that was transferred to non-performing status at March 31, 2014. The specific borrower was an energy service company, and TriState Capital believes the deterioration of the credit was due to factors unique to this particular firm and industry rather than any trends in the bank’s broader loan portfolio. The note was sold and the bank has no further credit exposure to this company.

Overall asset quality measures in the second quarter included non-performing assets (NPAs) to total assets of 1.08% at June 30, 2014, compared to 1.20% at March 31, 2014 and 0.93% at June 30, 2013. Net charge-offs to average loans, annualized, were 0.95% in the second quarter of 2014, 0.19% in the linked quarter and 0.13% in the year-ago quarter. For the six months ended June 30, 2014, net charge-offs to average loans, annualized, were 0.60% compared to 0.36% in the comparable period in 2013.

The allowance for loan losses to total loans was 1.04% as of June 30, 2014, compared to 0.97% at March 31, 2014, and 1.02% at June 30, 2013. The allowance for loan losses to non-performing loans measured 81.43% at the end of the second quarter, compared to 64.63% at the end of the first quarter and 87.59% at the end of the year-ago quarter.

EXHIBIT 99

BALANCE SHEET GROWTH
Double-digit loan growth in the second quarter of 2014 reflected steady execution of TriState Capital’s strategy for expansion of the bank’s balance sheet. During the quarter the company experienced continued growth in its private banking channel lending and its commercial real estate loan portfolio. Due to competitive pressure on pricing and structure requirements, the company did not grow its C&I portfolio during the quarter. Loans totaled $2.2 billion at June 30, 2014, growing 56.9%, annualized, from the end of the linked quarter and 27.1% from the end of the year-ago quarter. Excluding the $220 million of marketable securities-backed loans acquired in April through TriState Capital’s private banking channel, annualized loan growth was 11.3% from March 31, 2014.

Private banking channel loans totaled $876.2 million at June 30, 2014, growing 45.5% from the end of the linked quarter and 82.5% from the end of the year-ago quarter. Excluding the acquisition of $220 million in loans, private banking channel loans grew 36.3%, annualized, from end of the linked quarter. Commercial real estate loans totaled $632.7 million at June 30, 2014, growing 27.8%, annualized, from the end of the linked quarter and 29.4% from the end of the year-ago quarter.

Deposits grew 6.0%, annualized, during the second quarter to $2.23 billion at June 30, 2014, while deposit funding costs remained the same from the linked quarter. Compared to the year-ago quarter, deposits grew 18.8% at period end, while deposit funding costs declined 13 basis points.

TriState Capital remains very well positioned to profit from a rising interest-rate environment, and the bank continues to manage a highly asset-sensitive balance sheet. At June 30, 2014, 83% of TriState Capital’s loans and 64% of its securities portfolio were floating rate. In addition, 41% of deposits were fixed-rate time deposits. The duration of the investment portfolio was 1.8 as of June 30, 2014, which the company believes to be meaningfully lower than its peers.

INVESTMENT MANAGEMENT PERFORMANCE
Chartwell investment management fees for the second quarter of 2014 were $7.5 million, up 2.4% from $7.3 million earned in the first quarter of the year, of which $2.5 million is reflected in TriState Capital’s first quarter consolidated non-interest income. Increased revenues reflect sizable inflows into higher income-producing assets during the quarter, along with strong product performance across all disciplines.

Chartwell Investment Partners’ assets under management were $7.9 billion at June 30, 2014 compared to $8.0 billion at March 31, 2014 and $7.5 billion at Dec. 31, 2013. Second quarter AUM includes $179 million in market appreciation, $197 million of new business and new flows from existing accounts, offset by outflows including a $250 million transfer of funds by an ongoing client to another manager due to normal reallocation of assets. The weighted average fee rate for the second quarter was 0.38%.

CAPITAL STRENGTH
TriState Capital’s capital ratios continue to be in excess of the highest required regulatory benchmark levels. As of June 30, 2014, TriState Capital’s tier 1 leverage ratio was 9.52% and the ratio of tangible equity to tangible assets was 9.25%. Holding company regulatory capital ratios benefited from the previously announced completion of a private placement of subordinated debt in June 2014. Following the completion of the $35 million private placement of subordinated debt, on June 30 the holding company injected $10 million of capital to the bank subsidiary to support continued future loan growth. As of June 30, at least $26 million in available funds remained at the holding company.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on July 24 will be held at 8:30 a.m. ET. Telephone participants may pre-register for the call using the link http://dpregister.com/10049288 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TSC

EXHIBIT 99

Earnings Call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference through 9 a.m. ET on Aug. 1, 2014. The replay may be accessed by dialing 877-344-7529 from the United States or 412-317-0088 from other locations and entering the conference number 10049288.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary has $2.7 billion in assets, as of June 30, 2014, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Princeton, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary has $7.9 billion in assets under management, as of June 30, 2014, and serves TriState Capital’s financial intermediary network and over 190 institutional clients. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Although TriState Capital believes non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

###

MEDIA CONTACTS
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
(Dollars in thousands)	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Period-end balance sheet data:
Cash and cash equivalents	$192,523	$291,449	$159,231	$192,523	$159,231
Total investment securities	203,440	201,280	255,304	203,440	255,304
Total loans	2,204,257	1,930,491	1,734,565	2,204,257	1,734,565
Allowance for loan losses	(22,822)	(18,752)	(17,708)	(22,822)	(17,708)
Total loans, net of allowance for loan losses	2,181,435	1,911,739	1,716,857	2,181,435	1,716,857
Goodwill and other intangibles, net	53,108	54,275	—	53,108	—
Other assets	102,415	82,952	72,418	102,415	72,418
Total assets	$2,732,921	$2,541,695	$2,203,810	$2,732,921	$2,203,810

Total deposits	$2,225,770	$2,192,963	$1,873,150	$2,225,770	$1,873,150
Borrowings	155,000	20,000	20,000	155,000	20,000
Other liabilities	51,168	29,350	22,747	51,168	22,747
Total liabilities	2,431,938	2,242,313	1,915,897	2,431,938	1,915,897

Common shareholders' equity	300,983	299,382	287,913	300,983	287,913
Total shareholders' equity	300,983	299,382	287,913	300,983	287,913

Total liabilities and shareholders' equity	$2,732,921	$2,541,695	$2,203,810	$2,732,921	$2,203,810

Income statement data:
Interest income	$18,991	$18,308	$18,183	$37,299	$35,582
Interest expense	2,953	2,446	2,899	5,399	5,954
Net interest income	16,038	15,862	15,284	31,900	29,628
Provision for loan losses	9,109	608	671	9,717	2,803
Net interest income after provision for loan losses	6,929	15,254	14,613	22,183	26,825
Non-interest income:
Investment management fees	7,509	2,454	—	9,963	—
Net gain on the sale of investment securities available-for-sale	414	1,014	—	1,428	784
Other non-interest income	1,198	1,012	1,304	2,210	2,308
Total non-interest income	9,121	4,480	1,304	13,601	3,092
Non-interest expense:
Amortization expense	390	130	—	520	—
Other non-interest expense	15,094	12,662	9,960	27,756	19,588
Total non-interest expense	15,484	12,792	9,960	28,276	19,588
Income before tax	566	6,942	5,957	7,508	10,329
Income tax expense	52	2,326	2,085	2,378	3,602
Net income	$514	$4,616	$3,872	$5,130	$6,727

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Six Months Ended
(Dollars in thousands, except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
Per share and share data:
Earnings per share:
Basic	$0.02	$0.16	$0.15	$0.18	$0.28
Diluted	$0.02	$0.16	$0.15	$0.18	$0.28
Book value per common share	$10.48	$10.43	$10.04	$10.48	$10.04
Tangible book value per common share (1)	$8.63	$8.54	$10.04	$8.63	$10.04
Common shares outstanding, at end of period	28,712,779	28,690,279	28,687,779	28,712,779	28,687,779
Average common shares outstanding:
Basic	28,693,741	28,690,279	23,373,262	28,692,019	20,421,506
Diluted	29,146,492	29,143,467	26,009,669	29,143,507	24,245,469

Performance ratios:
Return on average assets (2)	0.08%	0.80%	0.72%	0.41%	0.64%
Return on average equity (2)	0.68%	6.29%	6.01%	3.45%	5.67%
Net interest margin (2) (3)	2.55%	2.86%	2.91%	2.69%	2.89%
Bank efficiency ratio (1)	57.32%	64.38%	60.04%	60.82%	61.34%
Bank efficiency ratio, as adjusted (1)	57.32%	64.11%	60.04%	60.69%	61.34%
Efficiency ratio (1)	62.57%	66.18%	60.04%	64.16%	61.34%
Efficiency ratio, as adjusted (1)	61.00%	65.28%	60.04%	62.88%	61.34%
Non-interest expense to average assets (2)	2.34%	2.22%	1.84%	2.28%	1.86%
Pre-tax, pre-provision net revenue per average employee (2)	$208	$193	$217	$204	$205

Asset quality:
Non-performing loans	$28,025	$29,015	$20,217	$28,025	$20,217
Non-performing assets	$29,438	$30,428	$20,507	$29,438	$20,507
Other real estate owned	$1,413	$1,413	$290	$1,413	$290
Non-performing assets to total assets	1.08%	1.20%	0.93%	1.08%	0.93%
Allowance for loan losses to total loans	1.04%	0.97%	1.02%	1.04%	1.02%
Allowance for loan losses to non-performing loans	81.43%	64.63%	87.59%	81.43%	87.59%
Net charge-offs (recoveries)	$5,039	$852	$543	$5,891	$2,969
Net charge-offs (recoveries) to average total loans (2)	0.95%	0.19%	0.13%	0.60%	0.36%

Revenue:
Total revenue (1)	$24,745	$19,328	$16,588	$44,073	$31,936
Pre-tax, pre-provision net revenue (1)	$9,261	$6,536	$6,628	$15,797	$12,348

Capital ratios:
Tangible equity to tangible assets (1)	9.25%	9.85%	13.06%	9.25%	13.06%
Tier 1 leverage ratio	9.52%	10.61%	13.35%	9.52%	13.35%

Assets under management	$7,888,000	$7,971,000	$—	$7,888,000	$—

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	June 30, 2014			March 31, 2014			June 30, 2013
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$214,268	$173	0.32%	$181,784	$150	0.33%	$166,108	$163	0.39%
Federal funds sold	7,911	1	0.05%	7,567	1	0.05%	9,637	2	0.08%
Investment securities available-for-sale	158,987	463	1.17%	187,882	664	1.43%	206,221	786	1.53%
Investment securities held-to-maturity	25,499	219	3.44%	25,253	217	3.48%	6,700	46	2.75%
Investment securities trading	—	—	—%	—	—	—%	3,211	16	2.00%
Total loans	2,129,381	18,194	3.43%	1,857,570	17,334	3.78%	1,725,440	17,228	4.00%
Total interest-earning assets	2,536,046	19,050	3.01%	2,260,056	18,366	3.30%	2,117,317	18,241	3.46%
Other assets	122,878			73,251			48,455
Total assets	$2,658,924			$2,333,307			$2,165,772

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$59,805	$27	0.18%	$24,106	$6	0.10%	$5,809	$—	—%
Money market deposit accounts	1,104,147	1,075	0.39%	961,955	880	0.37%	933,167	957	0.41%
Time deposits (excluding CDARS®)	497,778	1,035	0.83%	466,372	986	0.86%	489,704	1,238	1.01%
CDARS® time deposits	421,555	555	0.53%	420,170	553	0.53%	348,720	682	0.78%
Borrowings:
FHLB borrowing	105,714	102	0.39%	20,222	21	0.42%	20,000	22	0.44%
Subordinated notes payable	9,615	159	6.63%	—	—	—%	—	—	—%
Total interest-bearing liabilities	2,198,614	2,953	0.54%	1,892,825	2,446	0.52%	1,797,400	2,899	0.65%
Noninterest-bearing deposits	125,633			125,772			79,824
Other liabilities	31,960			16,924			30,061
Shareholders' equity	302,717			297,786			258,487
Total liabilities and shareholders' equity	$2,658,924			$2,333,307			$2,165,772

Net interest income		$16,097			$15,920			$15,342
Net interest spread			2.47%			2.78%			2.81%
Net interest margin (1)			2.55%			2.86%			2.91%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Six Months Ended June 30,
	2014			2013
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$198,116	$323	0.33%	$171,944	$313	0.37%
Federal funds sold	7,740	2	0.05%	10,167	6	0.12%
Investment securities available-for-sale	173,354	1,126	1.31%	204,954	1,721	1.69%
Investment securities held-to-maturity	25,377	437	3.47%	3,368	46	2.75%
Investment securities trading	—	—	—%	2,679	27	2.03%
Total loans	1,994,226	35,529	3.59%	1,685,114	33,578	4.02%
Total interest-earning assets	2,398,813	37,417	3.15%	2,078,226	35,691	3.46%
Other assets	98,202			46,384
Total assets	$2,497,015			$2,124,610

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$42,054	33	0.16%	$5,553	$1	0.04%
Money market deposit accounts	1,033,444	1,955	0.38%	917,916	1,936	0.43%
Time deposits (excluding CDARS®)	482,162	2,022	0.85%	486,813	2,546	1.05%
CDARS® time deposits	420,866	1,107	0.53%	351,288	1,428	0.82%
Borrowings:
FHLB borrowing	63,204	123	0.39%	20,000	43	0.43%
Subordinated notes payable	4,834	159	6.63%	—	—	—%
Total interest-bearing liabilities	2,046,564	5,399	0.53%	1,781,570	5,954	0.67%
Noninterest-bearing deposits	125,702			80,581
Other liabilities	24,484			23,019
Shareholders' equity	300,265			239,440
Total liabilities and shareholders' equity	$2,497,015			$2,124,610

Net interest income		$32,018			$29,737
Net interest spread			2.62%			2.79%
Net interest margin (1)			2.69%			2.89%

(1)	Net interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	June 30, 2014		March 31, 2014		June 30, 2013
(Dollars in thousands)	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans	Loan Balance	Percent of Total Loans
Middle-market banking channel loans:
Commercial and industrial	$695,313	31.5%	$736,689	38.2%	$765,517	44.1%
Commercial real estate	632,738	28.7%	591,687	30.6%	488,849	28.2%
Total middle-market banking channel loans	1,328,051	60.2%	1,328,376	68.8%	1,254,366	72.3%
Total private banking channel loans	876,206	39.8%	602,115	31.2%	480,199	27.7%
Total loans	$2,204,257	100.0%	$1,930,491	100.0%	$1,734,565	100.0%

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENT OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended June 30, 2014
(Dollars in thousands)	Bank	Investment Management	Consolidated
	(unaudited)
Income statement data:
Interest income	$18,991	$—	$18,991
Interest expense	2,953	—	2,953
Net interest income	16,038	—	16,038
Provision for loan losses	9,109	—	9,109
Net interest income after provision for loan losses	6,929	—	6,929
Non-interest income:
Investment management fees	—	7,509	7,509
Net gain on the sale of investment securities available-for-sale	414	—	414
Other non-interest income	1,157	41	1,198
Total non-interest income	1,571	7,550	9,121
Non-interest expense:
Amortization expense	—	390	390
Other non-interest expense	9,857	5,237	15,094
Non-interest expense	9,857	5,627	15,484
Income (loss) before tax	(1,357)	1,923	566
Income tax expense (benefit)	(780)	832	52
Net income (loss)	$(577)	$1,091	$514

EXHIBIT 99

	Six Months Ended June 30, 2014
(Dollars in thousands)	Bank	Investment Management	Consolidated
Income statement data:
Interest income	$37,299	$—	$37,299
Interest expense	5,399	—	5,399
Net interest income	31,900	—	31,900
Provision for loan losses	9,717	—	9,717
Net interest income after provision for loan losses	22,183	—	22,183
Non-interest income:
Investment management fees	—	9,963	9,963
Net gain on the sale of investment securities available-for-sale	1,428	—	1,428
Other non-interest income	2,169	41	2,210
Total non-interest income	3,597	10,004	13,601
Non-interest expense:
Intangible amortization expense	—	520	520
Other non-interest expense	20,720	7,036	27,756
Non-interest expense	20,720	7,556	28,276
Income before tax	5,060	2,448	7,508
Income tax expense	1,325	1,053	2,378
Net income	$3,735	$1,395	$5,130

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible equity,” “tangible equity to tangible assets,” “tangible book value per common share,” “total revenue,” “pre-tax, pre-provision net revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible equity” is defined as shareholders' equity reduced by intangible assets, including goodwill, if any. We believe this measure is important to management and investors to better understand and assess changes from period to period in shareholders' equity exclusive of changes in intangible assets. Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible equity to tangible assets” is defined as the ratio of shareholders' equity reduced by intangible assets, divided by total assets reduced by intangible assets. We believe this measure is important to many investors who are interested in relative changes from period to period in equity and total assets, each exclusive of changes in intangible assets.

“Tangible book value per common share” is defined as book value, excluding the impact of goodwill, if any, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill is an intangible asset that is recorded in a purchase business combination.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale of investment securities available-for-sale. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain other items that are unrelated to our core business.

“Pre-tax, pre-provision net revenue” is defined as net income, without giving effect to loan loss provision and income taxes, and excluding gains and losses on the sale of investment securities available-for-sale. We believe this measure is important because it allows management and investors to better assess our performance in relation to our core operating revenue, excluding the volatility that is associated with provision for loan losses or other items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense divided by our total revenue. “Efficiency ratio, as adjusted” is defined as non-interest expense excluding non-recurring expenses associated with the Chartwell acquisition and intangible amortization expense, where applicable, divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	June 30,	March 31,	June 30,
(Dollars in thousands, except per share data)	2014	2014	2013
Tangible equity to tangible assets:
Total shareholders' equity	$300,983	$299,382	$287,913
Less: intangible assets	53,108	54,275	—
Tangible equity	$247,875	$245,107	$287,913
Total assets	$2,732,921	$2,541,695	$2,203,810
Less: intangible assets	53,108	54,275	—
Tangible assets	$2,679,813	$2,487,420	$2,203,810
Tangible equity to tangible assets	9.25%	9.85%	13.06%

Tangible book value per common share:
Tangible equity	$247,875	$245,107	$287,913
Common shares outstanding	28,712,779	28,690,279	28,687,779
Tangible book value per common share	$8.63	$8.54	$10.04

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2014	2014	2013	2014	2013
Pre-tax, pre-provision net revenue:
Net interest income before provision for loan losses	$16,038	$15,862	$15,284	$31,900	$29,628
Total non-interest income	9,121	4,480	1,304	13,601	3,092
Less: net gain on the sale of investment securities available-for-sale	414	1,014	—	1,428	784
Total revenue	24,745	19,328	16,588	44,073	31,936
Less: total non-interest expense	15,484	12,792	9,960	28,276	19,588
Pre-tax, pre-provision net revenue	$9,261	$6,536	$6,628	$15,797	$12,348

Efficiency ratio:
Total non-interest expense (numerator)	$15,484	$12,792	$9,960	$28,276	$19,588
Total revenue (denominator)	$24,745	$19,328	$16,588	$44,073	$31,936
Efficiency ratio	62.57%	66.18%	60.04%	64.16%	61.34%

Efficiency ratio, as adjusted:
Less: Nonrecurring expenses (1)	$—	$45	$—	$45	$—
Less: amortization expense	390	130	—	520	—
Total non-interest expense, as adjusted (numerator)	$15,094	$12,617	$9,960	$27,711	$19,588
Total revenue (denominator)	$24,745	$19,328	$16,588	$44,073	$31,936
Efficiency ratio, as adjusted	61.00%	65.28%	60.04%	62.88%	61.34%

(1)	Nonrecurring expenses include costs associated with the Chartwell transaction.

EXHIBIT 99

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2014	2014	2014
Bank pre-tax, pre-provision net revenue:
Net interest income before provision for loan losses	$16,038	$15,862	$31,900
Total non-interest income	1,571	2,026	3,597
Less: net gain on the sale of investment securities available-for-sale	414	1,014	1,428
Total revenue	17,195	16,874	34,069
Less: total non-interest expense	9,857	10,863	20,720
Pre-tax, pre-provision net revenue	$7,338	$6,011	$13,349

Bank efficiency ratio:
Total non-interest expense (numerator)	$9,857	$10,863	$20,720
Total revenue (denominator)	$17,195	$16,874	$34,069
Efficiency ratio	57.32%	64.38%	60.82%

Bank efficiency ratio, as adjusted:
Less: nonrecurring expenses (1)	$—	$45	$45
Total non-interest expense, as adjusted (numerator)	$9,857	$10,818	$20,675
Total revenue (denominator)	$17,195	$16,874	$34,069
Efficiency ratio, as adjusted	57.32%	64.11%	60.69%

(1)	Nonrecurring expenses include costs associated with the Chartwell transaction.